UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2003

MARKWEST ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-290-8700

N/A
(Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE

On June 13, 2003, MarkWest Energy Partners, L.P. (“MWE”) announced that it had sold in a private placement to certain accredited investors 300,000 MWE common units at a price of $26.23 per unit, with gross proceeds of $7,869,000.  The proceeds will be used to reduce outstanding indebtedness.  In addition, MWE granted to the purchasers an option to purchase an additional 75,000 MWE common units at the same purchase price.  The option is exercisable no later than June 23, 2003.  In connection with the Purchase Agreement, MWE granted demand and piggyback registration rights to the purchasers, pursuant to a Registration Rights Agreement.  The press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

N/A

(b) Pro forma Financial Information.

N/A

(c) Exhibits.

Exhibit No.	Exhibit Description

4.1	Purchase Agreement dated as of June 13, 2003 by and among MarkWest Energy Partners, L.P. and Tortoise Capital Advisors, LLC as attorney-in-fact for the Purchasers

4.2	Registration Rights Agreement dated as of June 13, 2003 by and among MarkWest Energy Partners, L.P. and Tortoise Capital Advisors, LLC as attorney-in-fact for the Purchasers

99.1	Press Release dated June 13, 2003

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

		By:	MarkWest Energy GP, L.L.C.
Its General Partner

Date:	June 19, 2003	By:	/s/ Donald C. Heppermann
Donald C. Heppermann, Senior
Executive Vice President, Chief
Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Purchase Agreement dated as of June 13, 2003 by and among MarkWest Energy Partners, L.P. and Tortoise Capital Advisors, LLC as attorney-in-fact for the Purchasers

4.2	Registration Rights Agreement dated as of June 13, 2003 by and among MarkWest Energy Partners, L.P. and Tortoise Capital Advisors, LLC as attorney-in-fact for the Purchasers

99.1	Press Release dated June 13, 2003